As filed with the Securities and Exchange Commission on July 2, 2002

Registration No. 333-

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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
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WEBCO INDUSTRIES, INC.
(Exact name of issuer as specified in its charter)
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Oklahoma                                                                                                                                                                                                         73-1097133
(State or other jurisdiction of                                                                                                                                                                  (I.R.S. Employer
incorporation or organization)                                                                                                                                                              Identification No.)
________________________

9101 West 21st Street                                                                                                                                                                                  74063
Sand Springs, Oklahoma                                                                                                                                                                          (Zip Code)
(Address of principal executive offices)
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1994 Stock Incentive Plan
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Mike Howard
Webco Industries, Inc.
9101 West 21st Street
Sand Springs, Oklahoma 74063
(918) 241-1000
(Name, address and telephone number, including area code, of agent for service)
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CALCULATION OF REGISTRATION FEE

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                                                                                               Proposed                 Proposed
                                                                                              Maximum               Maximum
Title of                                                   Amount                     Offering                  Aggregate                  Amount of
Securities to                                              to be                          Price                     Offering                   Registration
be Registered                                          Registered                  Per Unit*                   Price*                           Fee*
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
($.01 par value)                                      1,050,000 **                   $ 4.00                  $4,200,000.00                  $387.00
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*    Estimated pursuant to rule 457(c).
**  Includes awards that may be granted pursuant to the 1994 Stock Incentive Plan and an indeterminate number of shares of Common Stock that may become issuable pursuant to the antidilution provisions of such Plan.

========================================================================================================

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

The documents containing the information required by Item I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, any of the other documents required to be delivered to Plan participants pursuant to Rule 428(b), and any additional information about the Plan and its administrators are available without charge by contacting:

Webco Industries, Inc.
9101 West 21st Street
Sand Springs, Oklahoma 74063
(918) 241-1000
David E. Boyer, Secretary

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed with the Commission by the Company (Commission File No. 0-23242) for purposes of the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

1. The Company's Annual Report on Form 10-K for the year ended July 31,2001.

2. The Company's Quarterly Report on Form 10-Q for the three months ended October 31, 2001.

3. The Company's Quarterly Report on Form 10-Q for the three months ended January 31, 2002.

4. The Company's Quarterly Report on Form 10-Q for the three months ended April 30, 2002.

5. The Company's Current Report on Form 8-K filed with the Commission on May 16, 2002.

6. The Company's Current Report on Form 8-K filed with the Commission on June 28, 2002.

7. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated January 14, 1994.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof .

ITEM 4. DESCRIPTION OF SECURITIES
        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
        None

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Company’s Amended and Restated Certificate of Incorporation and By-Laws authorize the Company to indemnify any present or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by such person in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the maximum extent authorized by the Oklahoma General Corporation Act. Section 1031 of the Oklahoma General Corporation Act authorizes a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
        Not applicable.

ITEM 8. EXHIBITS

Exhibit No.                                    Title

4.1                1994 Stock Incentive Plan (As Amended and Restated)
4.2                Form of Agreement Pursuant to 1994 Stock Option Plan
5.1                Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
15.1              Letter of PricewaterhouseCoopers re Interim financial information
23.1              Consent of PricewaterhouseCoopers LLP
23.2              Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
                     (included in Exhibit 5.1)
24.1              Power of Attorney (included in Signatures)

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

        (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sand Springs, State of Oklahoma on the 27th day of June, 2002.

WEBCO INDUSTRIES, INC.
By: /s/ Michael P. Howard
          Name: Michael P. Howard
Title: Vice President

POWER OF ATTORNEY

        Know all men by these presents, that each person whose signature appears below constitutes and appoints Dana S. Weber and Michael P. Howard, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director or officer of Webco Industries, Inc.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ F. William Weber                     Chairman of the Board,
F. William Weber                          Chief Executive Officer
                                                      and Director                              Dated:  June 27, 2002

/s/ Dana S. Weber                         Vice Chairman of the Board
Dana S. Weber                              President, Chief Operating
                                                      Officer and Director                  Dated:  June 27, 2002

/s/ Michael P. Howard                  Vice President, Treasurer            Dated:  June 27, 2002
Michael P. Howard                        and Chief Financial Officer

/s/ Bradley S. Vetal                       Director                                      Dated:  June 27, 2002
Bradley S. Vetal

/s/ Jack D. McCarthy                    Director                                      Dated:  June 27, 2002
Jack D. McCarthy

/s/ Dr. Kenneth E. Case                Director                                      Dated:  June 27, 2002
Dr. Kenneth E. Case

/s/ Christopher L. Kowalski          Director                                      Dated:  June 27, 2002
Christopher L. Kowalski

Exhibit 4.1

1994 Stock Incentive Plan

WEBCO INDUSTRIES, INC.

1994 STOCK INCENTIVE PLAN
(As Amended and Restated)

1. Purpose

        The purpose of this 1994 Stock Incentive Plan (the "Plan") is to encourage and enable selected management (including directors) and other key employees of and consultants to Webco Industries, Inc. (the "Company") or a parent or subsidiary of the Company to acquire a proprietary interest in the Company through the ownership of Common Stock, par value $.01 per share (the "Common Stock"), of the Company. Such ownership will provide such persons with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a parent or subsidiary of the Company. It is also expected that the Plan will encourage qualified persons to seek and accept employment or other association with the Company or a parent or subsidiary of the Company. Pursuant to the Plan, such persons may be granted stock options, restricted stock awards, and stock appreciation rights (collectively, "Plan Awards").

        As used herein, the term "parent" or "subsidiary" shall mean any present or future corporation which is or would be a "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation).

2. Administration of the Plan

        The Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee may be the Compensation Committee, if any, or such other committee of the Board to which the Board shall delegate the authority to administer the Plan and as shall meet the requirements of the Plan. The Committee shall consist of not less than two members of the Board, and only directors who are "non-employee directors," as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), shall be appointed members of the Committee. No person while a member of the Committee shall be eligible to receive a Plan Award except as provided in Section 9.

        In administering the Plan, the Committee shall follow any general guidelines not inconsistent with the Plan established by the Board and may adopt rules and regulations for carrying out the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The interpretation and decision made by the Committee with regard to any question arising under the Plan shall be final and conclusive on all persons participating, or eligible to participate in the Plan. Subject to the provisions of the Plan and any guidelines established by the Board, the Committee from time to time shall determine the terms and conditions of all Plan Awards, including, but not limited to, the persons ("Participants") to whom, and the time or times at which, Plan Awards shall be granted, the number of shares subject to each Plan Award, the number of options which shall be treated as incentive stock options (as described in Section 422 of the Code), the duration of each option, the specific restrictions applicable to restricted stock awards and other Plan Awards, and other terms and provisions of each Plan Award.

        It is the intent of the Company that this Plan and all Plan Awards satisfy, and be interpreted in a manner that, Participants who are or may be, with respect to their ownership of Common Stock, directly or indirectly (including by virtue of any other person being required to report ownership of securities owned by a Participant) subject to Section 16 of the Exchange Act ("Insiders"), the Plan and such Plan Awards satisfy the applicable requirements of Rule 16b-3 promulgated under the 1934 Act, so that each Participants will be entitled to the benefits of such Rule 16b-3, or other exemptive rules under such Section 16, and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Plan Award would otherwise frustrate or conflict with the intent expressed in this Section 2, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Insiders.

3. Shares of Stock Subject to the Plan

        Except as provided in Section 12, the aggregate number of shares that may be issued or transferred pursuant to Plan Awards shall not exceed 1,050,000 shares of Common Stock. Such shares of Common Stock available under the Plan may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to a Plan Award which for any reason terminates, expires, or is forfeited without the delivery to the holder of the Plan Award of shares of Common Stock or other consideration may again be subject to a new Plan Award, except that shares subject to a restricted stock award that are forfeited after the holder thereof has received dividends or other benefits of ownership (excluding voting rights) shall not thereafter be available for grant pursuant to the Plan. If an option or related stock appreciation right is exercised for shares of Common Stock, the shares covered by such option shall not thereafter be available for grant pursuant to the Plan. Any shares of Common Stock that are used by a recipient as full or partial payment of withholding or other taxes or of the purchase price of shares of Common Stock acquired on the exercise of an option shall be counted against the limit set forth in the first sentence of this Section 3 and shall not thereafter be available for Plan Awards, except that such shares shall be available for Plan Awards to persons who are not Insiders.

4. Eligibility

        Plan Awards may be granted to management (including directors) and other key employees who are employed by, and consultants to, the Company or a parent or subsidiary of the Company.

5. Granting of Plan Awards

        All Plan Awards shall be granted within 10 years from January 19, 1994. Except for automatic grants provided in Section 9, the date of the grant of any Plan Award shall be the date on which the Committee authorizes the grant of such Plan Award.

6. Options

        Options shall be evidenced by stock option agreements in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the committee may prescribe:

            (a) Option Price.  The exercise price of each stock option shall be not less than 50% of the Fair Market Value (as defined below) of the Common Stock at the date the option is granted and not less than the par value of the Common Stock. In the case of an incentive stock option granted to a Participant owning more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company (a "10% Stockholder"), actually or constructively under Section 424(d) of the Code, the exercise price shall not be less than 110% of the Fair Market Value of the Common Stock subject to the option at the date of its grant.

            (b) Medium and Time of Payment.  Shares of Common Stock purchased pursuant to the exercise of an option shall at the time of purchase be paid for in full in cash, or with shares of Common Stock, or a combination of cash and Common Stock to be valued at the Fair Market Value thereof on the date of such exercise; provided, however, that any shares of Common Stock so delivered shall have been beneficially owned by the optionee for a period of not less than six months prior to the date of exercise. Upon receipt of payment and such documentation as the Company may deem necessary to establish compliance with the Securities Act of 1933, as amended (the "1933 Act"), the Company shall, without stock transfer tax to the optionee or other person entitled to exercise the option, deliver to the person exercising the option a certificate or certificate for such shares. It shall be a condition to the performance of the Company’s obligation to issue or transfer Common Stock upon exercise of an option or options that the optionee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any Federal, state, or local withholding taxes. At the discretion of the Committee, or as may be provided in the option agreement evidencing any option, such taxes may be, or may be required to be, paid in cash or by tender of the option holder or withholding by the Company of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. At the discretion of the Committee, such taxes may be paid by the Company.

            (c) Waiting and Exercise Period.  The waiting period and time for exercising an option shall be prescribed by the Committee in each particular case; provided, however, that (i) no option may be exercised after 10 years from the date it is granted and (ii) in the case of an incentive stock option granted to a 10% Stockholder, such option, by its terms, shall be exercisable only within five years from the date of grant.

            (d) Reload Options.  The Committee shall have the authority (but not any obligation) to include within any option agreement a provision of entitling the optionee to a further option (a "Reload Option") if the optionee exercises the option evidenced by the option agreement, in whole or in part, by surrendering other shares of Common Stock of the Company held by the optionee for at least six months prior to such date of surrender in accordance with the Plan and the terms and conditions of the option agreement. Any such Reload Option shall not be an incentive stock option, shall be for a number of shares of Common Stock equal to the number of surrendered shares, shall be exercisable at a price equal to the Fair Market Value of the Common Stock on the date of exercise of such original option, shall become exercisable if the shares purchased by the optionee pursuant to the option agreement are held for a minimum period of time established by the committee, and shall be subject to such other terms and conditions as the Committee may determine.

            (e) Fair Market Value.  The "Fair Market Value" per share of the Common Stock on any date shall be the "closing price" on the trading day immediately preceding the date in question, where the "closing price" on any day is (i) the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading, (ii) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or (iii) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the Fair Market Value of a share of Common Stock on such date, as determined in good faith by the Committee in a manner consistent with the requirements of the Code, whose determination shall be conclusive absent manifest error, shall be used.

            (f) Incentive Stock Options.  No incentive stock options shall be granted to any person, if, giving effect to such grant, the Fair Market Value at the date of such grant of the Common Stock (or other capital stock of the Company) which first becomes purchasable in any calendar year under all incentive stock options held by such person under the Plan and any other plans of the Company any parent or subsidiary shall exceed $100,000. Incentive stock options shall not be issued to directors or consultants who are not also employees of the Company or a parent or subsidiary. Without the written consent of the Company, no stock acquired by an optionee upon exercise of an incentive stock option granted hereunder may be disposed of by the optionee within two years from the date such incentive stock option was granted, nor within one year after the transfer of such stock to the optionee; provided, however, that (i) a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the code, shall not be deemed to be such a disposition and (ii) if Section 422 of the Code is a mended during the term of the Plan, the Committee may modify the Plan consistent with such amendment.

7. Restricted Stock Awards

        Restricted stock awards shall be evidenced by agreements in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

            (a) Forfeiture Period.  The period and time during, and the conditions and restrictions under, which a restricted stock award is subject to forfeiture (the "Restriction Period") shall be prescribed by the Committee in each particular case, subject to the provisions of Section 11.

            (b) Restrictive Legend and Stock Power.  Each certificate evidencing shares of Common Stock subject to a restricted stock award shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such restricted stock award. The Committee may prescribe that the certificates evidencing such shares be held in escrow by a bank or other institution, or that the Company may itself hold such shares in escrow, until the restrictions thereon shall have lapsed and may require, as a condition of any restricted stock award, that the recipient shall have delivered a stock power endorsed in blank relating to the shares of Common Stock subject to the restricted stock award. Upon the termination of the Restriction Period with respect to any shares of Common Stock subject to a restricted stock award, the certificate evidencing such shares will be delivered out of escrow subject to the satisfaction by the recipient of applicable Federal and state securities laws and withholding tax requirements, including any Federal, state, or local withholding taxes. At the discretion of the Committee, or as may be provided in the agreement evidencing any option, such taxes may be paid, or may be required to be paid ,in cash or by tender of the holder of restricted stock or withholding by the Company of the number of shares of Common Stock whose Fair Market Value equals the amount required to be withheld. At the discretion of the Committee, such taxes may be paid by the Company.

8. Stock Appreciation Rights

        Stock appreciation rights shall be evidenced by agreements (which, in the case of stock appreciation rights related to a stock option, may be included as part of the agreement evidencing such option) in such form, not inconsistent with the Plan, as the Committee shall approve from time to time, which agreements need not be identical, and shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

            (a) Definition.  A stock appreciation right means a right granted pursuant to the Plan to receive, upon the exercise of such right, up to the excess of (i) the Fair Market Value of one share of Common Stock on the date of exercise or at any time during a specified period before the date of exercise over (ii) the Fair Market Value of one s hare of Common Stock on the date of grant. Any payment by the Company in respect of such right may be made in cash, shares of Common Stock, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine or as shall be provided in the agreement evidencing such stock appreciation right.

            (b) Grant and Termination.  Stock appreciation rights may be granted either alone or in addition to other Plan Awards granted under the Plan and may, but need not, relate to a specific stock option granted under the Plan. The provisions of stock appreciation rights need not be the same with respect to each participant. Any stock appreciation right related to a stock option may be granted at the same time such stock option is granted or at any time thereafter before exercise or expiration of such stock option. In the case of any stock appreciation right related to any stock option, the stock appreciation right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related stock option or portion thereof, except that a stock appreciation right granted with respect to less than the full number of shares of Common Stock covered by a related stock option shall only be reduced when the exercise or termination of the related stock option exceeds the number of shares not covered by the stock appreciation right. Any stock option related to any stock appreciation right shall no longer be exercisable to the extent the related stock appreciation right has been exercised.

            (c) Number of Rights.  If any agreement evidencing a stock appreciation right which does not relate to any option shall provide that such stock appreciation right may be settled only in cash (a "cash-only right"), the number of shares of Common Stock to which such cash-only right relates shall not be deducted from the limit set forth in Section 3; provided that the number of cash-only rights which may be issued in any fiscal year of the Company shall not exceed 50,000. Except with respect to cash-only rights, the committee, for purposes of determining compliance with the limit set forth in Section 3, shall estimate the number of shares of Common Stock expected to be issued on settlement of any stock appreciation right, taking into account any intention of the Committee to require settlement in cash.

            (d) Exercise by Insiders.  No stock appreciation right may be exercised by an Insider unless such exercise is exempt from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 promulgated thereunder or otherwise.

9. Non-Employee Directors

        Each director of the Company who is not an employee of the Company or any parent or subsidiary (a "Non-Employee Director") shall receive Plan Awards as follows:

            (a) New Directors.  Upon the date of his initial election or appointment as a member of the Board, each new Non-Employee Director who previously has not been granted Plan Awards shall receive an option to purchase 5,000 shares of Common Stock if such election or appointment occurred prior to June 30 of any calendar year, subject, in each case, to adjustment as provided in Section 12.

            (b) Annual Grants.  In addition to the grants referred to in Sections 9(a), if any, each Non-Employee Director shall receive an option to purchase 5,000 shares of Common Stock (subject to adjustment as provided in Section 12) on each January 1 provided that such Non-Employee Director remains a member of the Board on such January 1.

            (c) Options.  The exercise price per share of any option granted pursuant to this Section 9 shall be 100% of the Fair Market Value of a share of Common Stock on the date of grant, subject to adjustment as provided in Section 12. Each option granted pursuant to this Section 9 shall be exercisable six months after the date of grant and shall terminate 10 years from the date of grant (unless earlier exercised or terminated in accordance with the Plan). No option granted pursuant to this Section 9 shall provide for Reload Options or be accompanied by stock appreciation rights.

            (d) Non-Committee Members.  Nothing in this Section 9 shall limit the authority of the Committee to grant Plan Awards to Non-Employee Directors who are not members of the Committee.

10. Death, Retirement, and Termination of Employment or Association

            (a) General.  An option or stock appreciation right which has not theretofore expired shall terminate on the date of the termination for cause or 30 days after the date of the termination for any reason, other than for cause, death, or Retirement (as defined in Section 10(b)), of the holder’s employment or association with the Company or a parent or subsidiary of the Company (including by reason of any event as a result of which a parent or subsidiary ceases to be such), subject to the condition that no option or stock appreciation right granted in connection with an option may be exercised in whole or in part after the expiration date of the option or more than 10 years after the date of grant of such option or stock appreciation right other than for death or retirement.

            (b) Retirement and Non-Qualified Options.  With respect to non-qualified options and stock appreciation rights, upon the termination of employment or association due to retirement with the consent of the Committee or Disability (as hereinafter defined) (collectively, "Retirement"), the holder of such Award Option or stock appreciation right may, during a period (the "Retirement Period") which is the longer of (i) up to 10 years after the date of grant of such option or stock appreciation right, such period to be set on a case by case basis by the Committee, and (ii) three years from the date of such termination, exercise such stock appreciation right or purchase some or all of the shares covered by such non-qualified stock option which was exercisable under the Plan immediately prior to such termination. "Disability" shall have the meaning provided in Section 22(e)(3) of the code.

            (c) Retirement and Incentive Options.  With respect to incentive stock options, upon the termination of the employment of any such employee due to Retirement, the employee may, within three months after the date of such termination (12 months in the case of Disability), purchase some or all of the shares covered by an incentive stock option which was exercisable under the Plan immediately prior to such termination and shares not purchased within three months (12 months in the case of Disability) after the date of termination due to Retirement under such incentive stock option may be purchased during the Retirement Period but will be non-qualified stock options stock and not incentive stock option stock; provided, however, that, prior to such purchase, the option will remain subject to the provisions of the Plan governing incentive stock options.

            (d) Death.  Upon the death of any holder of any option or stock appreciation right while in active service or of the death of any disabled or retired person within the periods referenced in Sections 10(b) and 10(c), the person or persons to whom such holder’s rights under an option or stock appreciation right are transferred by will or the laws of descent and distribution may, within 12 months after the date of such person’s death, exercise such stock appreciation right or purchase some or all of the shares to which such person was entitled pursuant to the exercise of an option under the Plan on the date of his death and shares not purchased within 12 months after the date of termination due to death under such incentive stock option may be purchased during the period which is the longer of (i) up to 10 years after the date of grant of such option or stock appreciation right, such period to be set on a case by case basis by the Committee, and (ii) three years from the date of such death, but will be non-qualified stock options stock and not incentive stock option stock.

            (e) Leaves of Absence.  Leaves of absence pursuant to Section 14(d) shall not be deemed terminations or interruptions of employment or other association.

11. Acceleration of Vesting

            (a) Acceleration.  Immediately upon the occurrence of a Change in Control of the Company, except as specifically otherwise provided by the terms of an agreement relating to a particular Plan Award,

                (i) all options and stock appreciation rights shall immediately become exercisable in full, including that portion of any option or stock appreciation right that had not become exercisable, and the Company shall afford each holder of an option the opportunity to exercise such right prior to its settlement pursuant to Section 11(b), and

                (ii) all restricted stock awards shall immediately vest and no longer be subject to forfeiture.

            (b) Settlement.  Immediately following the occurrence of any Change in Control,

                (i) each stock appreciation right not theretofore exercised shall be settled by a payment to the holder thereof by the Company in cash of the amount to which the holder thereof would have been entitled (on a basis as if the Fair Market Value was determined as provided in Section 11(b)(iii)) had he exercised such right on the Change in Control Date (immediately prior to the occurrence of such Change in Control, if it occurred on the Change in Control Date), and thereafter shall be deemed terminated, and

                (ii) each stock option not theretofore exercised shall be settled by a payment to the holder thereof by the Company in cash of an amount equal to the excess of the Fair Market Value on the Change in Control Date over the exercise price of such option, multiplied by the number of shares of Common Stock for which each option is exercisable immediately prior to the Change in Control, and thereafter shall be deemed terminated, provided, that,

                (iii) in each case, for purposes of the foregoing, the Fair Market Value on the Change in Control Date shall be the higher of the Fair Market Value, as defined, on such date and the Change in Control Price,

                (iv) in the case of an option with a related stock appreciation right, whichever of such option or such stock appreciation right entitled the holder to the greatest payment shall be settled pursuant to Section 11(b)(i) or (ii), and the other shall be terminated without any further payment,

                (v) in the case of any option or stock appreciation right which had been granted to an Insider within the six-month period preceding the Change in Control Date, such settlement shall be delayed until such time as such settlement would not cause such Insider to realize liability under Section 16(b) of the 1934 Act, and

                (vi) no settlement shall be made pursuant to this Section 11(b) of any option or stock appreciation right held by an Insider who is a "person" or is included in a "group" referred to in Section 11(c)(iii), and

                (vii) no settlement shall be made of an option if the Company’s Common Stock is traded on a national securities exchange (including the Nasdaq National Market and SmallCap markets).

            (c) Change in Control.  A "Change in Control" shall mean:

                (i) consummation of

                    (A) any consolidation or merger of the Company in which the persons who are the stockholders of the Company immediately prior to such consolidation or merger do not own at least a majority of each of the common stock and of the combined voting power of the then outstanding capital stock of the continuing or surviving corporation in such merger, provided that no Change in Control shall be deemed to have occurred if persons having effective control over the affairs of the Company immediately prior to such consolidation or merger have effective control over such continuing or surviving corporation; or

                    (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or

                (ii) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

                (iii) any "person," including a "group" as determined in accordance with Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations thereunder, becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s then outstanding capital stock, whether by means of open-market purchases, tender offer, or otherwise, provided that no Change in Control shall be deemed to have occurred as a result of the ownership of any capital stock by the Company, any subsidiary of the Company, any employee benefit plan of the Company, or any member of the Weber Family; or

                (iv) individuals who constitute the board on December 1, 1993 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 1, 1993, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the Incumbent Board.

            (d) "Change in Control Date".  "Change in Control Date" shall mean the (i) in the case of a Change in Control described in Section 11(c)(i), (ii), or (iv), the date of occurrence thereof, and (ii) in the case of a Change in Control described in Section 11 (c)(iii), the date on which the Company first obtains knowledge of the occurrence thereof.

            (e) "Change in Control Price".  "Change in Control Price" means (i) in the case of a Change in Control described in Section 11(c)(i), the amount paid or to be paid in or as a result of such merger, consolidation, or other transaction per share of Common Stock, (ii) in the case of a Change in Control described in Section 11(c)(iii), the highest price per share of Common Stock paid to acquire Common Stock by the person described therein in the one-year preceding the Change of Control Date or in the transaction which results in the Change of Control, and (iii) in the case of a Change in Control described in Section 11(c)(ii) or (iv), the highest price per share of Common Stock paid to acquire Common Stock by any person (other than a member of the Weber Family) proposing such liquidation or distribution, or becoming or nominating a person for election as a director without the approval of the Incumbent Board.

            (f) "Weber Family".  "Weber Family" means (i) F. William Weber, Martha A. Weber, Dana S. Weber, Kimberly A.W. Frank, and Ashley R. Weber; (ii) any lineal descendants of any such person (including by adoption); (iii) any trust all of the beneficiaries (other than contingent beneficiaries) of which are members of the Weber Family (or their estates); (iv) any charitable trust, charitable foundation, or other charitable entity if and so long as a majority of the trustees, directors, or members of a similar managing body of such trust, foundation, or entity are members of the Weber Family; and (v) any corporation, limited partnership, general partnership, limited liability company, or other entity if and so long as members of the Weber Family beneficially own equity interests in such entity enabling them to effectively control the voting and disposition of Common Stock owned by such entity.

12. Adjustments Upon Changes in Capitalization

            (a) If dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate 5% of the Common Stock issued and outstanding at the beginning of such fiscal year, or if there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than 5% of the shares of Common Stock outstanding at the beginning of the year, the number of shares of Common Stock available under the Plan shall be increased or decreased proportionately, as the case may be, and the exercise price and number of shares of Common Stock deliverable upon the exercise thereafter of any options theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Common Stock dividends, splits, subdivisions, or combinations during any fiscal year which do not exceed in the aggregate 5% of the Common Stock issued and outstanding at the beginning of such year shall be ignored for purposes of the Plan. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

            (b) In the case of any change or reclassification of the Common Stock, including by reason of any merger, consolidation, or sale of all or substantially all of the assets of the Company, and including a change into a right to receive cash or other property, but excluding a change or reclassification provided for in Section 12(a), (i) the holder of each option shall thereafter be entitled, upon exercise of such option, to receive the kind and amount of securities, property, or cash, or any combination thereof, receivable upon such change or reclassification by a holder of the number of shares of Common Stock for which such option might have been exercised (without regard to any waiting or vesting period) immediately prior to such change or reclassification and (ii) the holder of each stock appreciation right shall be entitled to receive, upon exercise thereof, the excess, if any, of the fair market value (determined in a manner consistent with the definition of Fair Market Value in Section 6(e)) of the securities, property, or cash, or combination thereof, receivable upon such change or reclassification by a holder of one share of Common Stock over the grant price of such stock appreciation right.

            (c) In the event that the Committee shall determine that any event not specifically provided for in Sections 12(a) and (b) affects the shares of Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of Participants’ rights under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares which may thereafter be issued in connection with Plan Awards; (ii) the number and kind of shares issued or issuable in respect of outstanding Plan Awards; and (iii) the exercise price, grant price, or purchase price relating to any Plan Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Plan Award; provided, however, in each case, that, with respect to incentive stock options, no such adjustments shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(2) of the Code or any successor provision thereto.

            (d) Notwithstanding the foregoing, no adjustments referred to above shall be made as a result of the stock split to be effected in connection with the Company’s initial public offering.

13. Effectiveness, Termination, and Amendment of the Plan

            (a) The Plan became effective as to 550,000 shares of Common Stock on January 19, 1994, the date of its adoption by the favorable vote of a majority of the Board, and the subsequent approval by the stockholders of the Company within the 12 months next following such adoption by the Board. The Plan became effective as to an additional 300,000 shares of Common Stock on March 5, 1998, by the favorable vote of a majority of the Board of such additional shares, and the subsequent approval by the stockholders of the Company within the 12 months next following such adoption by the Board. The Plan became effective as to an additional 200,000 shares of Common Stock on December 5, 2001 upon the vote of the stockholders of the Company The Plan shall, in all events, terminate on January 19, 2004, or on such earlier date as the Board may determine. Any option or stock appreciation right outstanding at the termination date shall remain outstanding until it has either expired or has been exercised. Any restricted stock award outstanding at the termination date shall remain subject to the term of the Plan until the restrictions thereon shall have lapsed.

            (b) The Board shall have the right to amend, suspend, or terminate the Plan at any time; provided, however, that (i) no such action shall affect or in anyway impair the rights of a Participant under any Plan Award theretofore granted; (ii) unless first duly approved by the stockholders of the Company entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Section 12, or by a consent of stockholders, no amendment or change shall be made in the Plan:  (A) increasing the total number of shares of Common Stock which may be issued or transferred under the Plan; (B) changing the provisions of Section 6(a); (C) extending the period during which Plan Awards may be granted or exercised; or (D) changing the designation of persons eligible to receive Plan Awards; and (iii) the provisions of Section 9 may not be amended more than once every six months except to comport with changes in the Code or the Employee Retirement Income Security Act or the rules thereunder.

14. Miscellaneous Provisions

            (a) Rights as an Employee, Director, or Consultant.  Nothing in the Plan, the grant or holding of a Plan Award, or in any agreement entered into pursuant to the Plan shall confer to holders of Plan Awards any right to continue in the employ of or other association with the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate such employment or other association of a Participant at anytime.

            (b) Rights as a Stockholder.  Except as provided in Section 14(c), a holder of a restricted stock award shall have all of the rights of a stockholder with respect to all of the shares of Common Stock subject to the restricted stock award, including, without limitation, the right to vote such shares and to receive dividends in cash or other property or other distributions or rights in respect to such shares. A holder of a Plan Award (other than a restricted stock award) shall have no rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares and, except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

            (c) Non-Assignability of Plan Awards.  No Plan Award shall be assignable or transferable by the recipient, except (i) by will or by the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act or the rules thereunder), provided that such restriction on the transfer or assignment of a restricted stock award shall expire upon the date of expiration of the related Restriction Period. During the lifetime of a recipient ( or transferee pursuant to Section 14(c)(ii)), Plan Awards shall be exercisable only by him or his personal representative or guardian. No Plan Award or interest therein may be pledged, attached, or otherwise encumbered other than in favor of the Company.

            (d) Leave of Absence.  In the case of a holder of a Plan Award on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case for continuation of Plan Awards during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall an option or stock appreciation right be exercisable after 10 years from the date it is granted.

            (e) Other Restrictions.  Each Plan Award shall be subject to the requirement that, if at any time the Board or the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Plan Award or the issue, transfer, or purchase of shares thereunder, such Plan Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the 1933 Act or any state securities law.

Exhibit 4.2

Form of Stock Option Agreement

WEBCO INDUSTRIES, INC.

AGREEMENT PURSUANT TO THE
1994 STOCK OPTION PLAN

        AGREEMENT, dated ____________ between WEBCO INDUSTRIES, INC. (The "Company") and [Name] (the "Employee") an employee or director of or consultant to the Company or a parent or subsidiary of the Company.

        The Compensation Committee of the Board of Directors of the Company (the "Company"), on ___________ (the "Grant Date"), pursuant to the 1994 Stock Incentive Plan, a copy of which is annexed hereto as Exhibit A (the "Plan"), granted to the Employee an option to purchase shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), as hereafter set forth and authorized the execution and delivery of this Agreement.

        Accordingly, the parties hereto agree as follows:

         1. The Employee is granted the option to purchase from the Company, subject to and under the terms and conditions set forth in this Agreement and the Plan, all or any part of _______ shares of Common Stock of the Company. These options shall be treated as incentive stock options and shall have an exercise price of $______ per share.

         2. The incentive stock options shall become exercisable in 5 substantially equal installments, the first such installment to become exercisable on the first anniversary of the Grant Date and the remaining installments to become exercisable on each subsequent anniversary thereof until all such options have become exercisable. The vesting periods set forth above are subject to acceleration upon a Change in Control (as defined in the Plan), as provided in the Plan.  All of the options represented hereby shall terminate on the tenth anniversary of the Grant Date. Any option not exercised within the period specified herein shall terminate.

         3. Stock purchased pursuant to this Agreement shall be paid for in full at the time of purchase. Payment may be made either with cash, Common Stock, or a combination of the two, provided that any shares of Common Stock so delivered must have been beneficially owned by the Employee for a period of not less that six months prior to the date of exercise. If payment is made in whole or part by tender of shares of Common Stock, such shares shall be valued at the Fair Market Value thereof, as such term is defined in the Plan. Upon receipt of written notice of exercise in the form attached hereto as Exhibit B together with payment and delivery of any other required documentation, the Company shall deliver to the person exercising the option a certificate for such shares. It shall be a condition to the performance of the Company’s obligation to issue or transfer Common Stock upon exercise of this option that the Employee pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise, including any Federal, state, or local withholding taxes. The options represented hereby are subject to certain automatic settlement provisions in the event of a Change in Control.

         4. Shares of Common Stock acquired on exercise of any incentive stock options represented hereby may not be disposed of by the Employee without the consent of the Company within two years after the Grant Date nor within one year after the date of exercise, except as otherwise provided in the Plan.

         5. This option is not transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order and is exercisable, during the lifetime of the Employee, only by the Employee or the Employee’s personal representative or guardian or a transferee pursuant to a qualified domestic relation order.

         6. (a) This option shall terminate 30 days after the date of the termination for any reason, other than for cause, death, or Retirement (as hereinafter defined), of the employment or other association of the Employee with the Company or a parent or subsidiary of the Company. This option shall not be affected by any change of employment or association as long as the Employee continues to be employed by or associated with either the Company or any parent or subsidiary of the Company.

            (b) Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of or other association with the Company or any parent or subsidiary of the Company or interfere in any way with the right of the Company or any parent or subsidiary of the Company to terminate the employment of the Employee at any time.

            (c) "Retirement" means the termination of employment or association due to retirement with the consent of the Committee or on Disability. The Committee shall have the sole discretion whether or not to give consent to a Retirement, which determination shall be final and conclusive.

            (d) If the Employee is granted an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide for continuation of this option during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate, except that in no event shall this option be exercisable after the dates specified in Section 2.

         7. The number and kind of shares issuable on exercise of, and the exercise price of, options represented hereby shall be subject to adjustment as provided in the Plan.

         8. If at any time the Board of Directors of the Committee shall determine in its discretion, that the listing, registration, or qualification of any of the shares subject to this option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of this option or the issue or purchase of shares hereunder, this option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors and the Committee.

         9. All notices hereunder shall be in writing, and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, and if to the Employee, shall be delivered personally or mailed to the Employee at the address noted below. Such addresses may be changed at any time by notice from one party to the other.

        10. All decisions or interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on the Company and the Employee.

        11. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 5, the executors, administrators, legatees, heirs, and permitted transferees of the Employee.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

WEBCO INDUSTRIES, INC.

BY:
(Employee)
(Street Address)
(City) (State) (zip)

EXHIBIT B

EXERCISE NOTICE

        The undersigned, pursuant to the foregoing option agreement, hereby elects to exercise purchase rights represented by said option agreement for, and to purchase thereunder, shares of the Common Stock (the "Shares") covered by said option agreement and herewith makes payment in full therefor pursuant to such option agreement.

        1. If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933 (the "Act"), the undersigned hereby agrees, represents, and warrants that:

            (a) I am acquiring the Shares for my own account (and not for the account of others) for investment and not with a view to the distribution of resale thereof;

            (b) By virtue of my position, I have access to the same kind of information which would be available in a registration statement filed under the Act;

            (c) I am a sophisticated investor;

            (d) I understand that I may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions of the Act; and

            (e) The certificates representing such shares may contain a legend to the effect of (d) above.

        2. If the sale of the Shares and the resale thereof has been registered under the Act, the undersigned hereby represents and warrants that I have received the applicable prospectus and all subsequent reports incorporated therein by reference.

Very truly yours,

[Name]

Dated:

EX-5.1

Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson

July 2, 2002

Webco Industries, Inc.
9101 West 21st Street
Sand Springs, Oklahoma 74063

RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-8, to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of your Common Stock (the "Shares") issued or issuable upon the exercise of options granted under the 1994 Stock Incentive Plan ("Plan") referred to therein.  As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken by you in connection with the issuance of the Shares.

        It is our opinion that the Shares , when issued and paid for in accordance with the terms of the Plan, will be legally and validly issued, fully paid, and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,

HALL, ESTILL, HARDWICK, GABLE, GOLDEN & NELSON, P.C.

Exhibit 15.1

July 2, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

        We are aware that our Reports dated December 13, 2001, March 6, 2002 and June 14, 2002 on our review of interim financial information of Webco Industries, Inc. (the "Company") for the periods ended October 31, 2001, January 31, 2002, and April 30, 2002, and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated July 2, 2002.

Yours very truly,

PRICEWATERHOUSECOOPERS LLP

EX-23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-__________) of our report dated September 19, 2001, relating to the financial statements and financial statement schedule, which appears in Webco Industries, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2001.

PRICEWATERHOUSECOOPERS LLP

Tulsa, Oklahoma
July 2, 2002

July 2, 2002

VIA EDGAR

Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549

Re: Webco Industries, Inc. Registration Statement on Form S- 8
relating to 1994 Stock Incentive Plan

Ladies and Gentlemen:

        On behalf of Webco Industries, Inc. (the "Registrant"), I hereby attach (via EDGAR) for filing under the Securities Act of 1933, as amended (the "Act"), the above-described Registration Statement.  The filing fee in the amount of $387.00 has been paid.

        The Registrant understands that, pursuant to Rule 456 under the Act, the Registration Statement will become effective automatically upon filing.

        Should you have any questions with regard to the above, please call the undersigned, collect, at (918) 241-1094.

Sincerely,

/s/ Michael P. Howard
Michael P. Howard,
Vice President